SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Alliance Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALLIANCE FINANCIAL CORPORATION

120 Madison Street, 18th Floor Syracuse, New York 13202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 24, 2006

To the Shareholders of Alliance Financial Corporation:

NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of ALLIANCE FINANCIAL CORPORATION, the parent company of Alliance Bank, N.A., will be held at The Marx Hotel and Conference Center, 701 East Genesee Street, Syracuse New York, on May 9, 2006 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

1.	The election of three Directors to Class II, and one Director to Class I, of the Board of Directors.

2.	The transaction of such other business as may properly come before the meeting, or any adjournment thereof.

We hope you will be able to attend.

By Order of the Board of Directors

/s/ Judy A. Schultz

JUDY A. SCHULTZ Secretary

YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

ALLIANCE FINANCIAL CORPORATION

120 Madison Street, 18th Floor Syracuse, New York 13202

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2006

                This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Financial Corporation (the “Company”), the holding company for Alliance Bank, N.A. (the “Bank”), in connection with the Annual Meeting of Shareholders to be held at The Marx Hotel and Conference Center, 701 East Genesee Street, Syracuse, New York, on May 9, 2006 at 4:00 p.m. This Proxy Statement and the accompanying proxy are first being mailed on or about March 24, 2006 to shareholders of record at the close of business on March 13, 2006, the record date for the determination of shareholders entitled to vote at the meeting.

                If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon and, if no instructions are specified, the proxy will be voted FOR the election of the nominees named herein. The persons named in the proxy are granted discretionary authority to vote in respect to any other business which may properly come before the meeting. The presence at the meeting, in person or by proxy, of holders of a majority of outstanding shares will constitute a quorum sufficient for conduct of the meeting. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will have no effect on any proposal. Abstentions will be treated as shares present for quorum purposes.

                Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or (iii) the execution and delivery of a written notice of revocation to Judy A. Schultz, Secretary, Alliance Financial Corporation, 120 Madison Street, 18th Floor, Syracuse, New York 13202.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                At the close of business on March 13, 2006, there were outstanding and entitled to vote 3,565,745 shares of the Company’s common stock. Each share of common stock entitles the holder to one vote with respect to each item to come before the meeting.

ITEM 1:  ELECTION OF DIRECTORS

                The Board of Directors extends sincere thanks and best wishes to David P. Kershaw, who is retiring as a Director and as Chief Financial Officer of the Company, effective May 9, 2006.

                The Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for staggered terms of three years and until their successors are elected and qualified. On September 27, 2005, John M. Endries was elected a Director by the Board of Directors. Certain information concerning nominees for election to the Board of Directors, the Directors continuing in office and our executive officers is set forth below.

                The Board of Directors has nominated Donald H. Dew, Charles E. Shafer and Charles H. Spaulding for election to three-year terms as Class II Directors and John M. Endries for election to a two-year term as a Class I Director.

                Directors are elected by a plurality of the votes cast. The nominees have indicated a willingness to serve, and the Board has no reason to believe that any nominee will decline or be unable to serve if elected. If any nominee becomes unavailable for any reason before the meeting, the enclosed proxy may be voted for such other person as may be nominated by the Board of Directors. The shares represented by the proxy will be voted FOR the election of the nominees named below unless otherwise specified and in the discretion of the named proxies as to any other matters which may come before the meeting.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS, DIRECTORS CONTINUING IN OFFICE AND EXECUTIVE OFFICERS

Name and Age	Business Experience and Directorships	Director Since*	Shares Beneficially Owned as of 3/13/06(1)	% of Total Common Stock (2)

NOMINEES FOR ELECTION (CLASS II)

Donald H. Dew (54)	Chairman, President and Chief Executive Officer - Diemolding Corporation; Partner - Diemolding International; Director - Higbee Gaskets; Chairman and Director - Badger Technologies	1988	12,020

Charles E. Shafer (56)	Managing Member - Green Lake Associates, LLC; Treasurer - Applied Concepts, Inc.; Former Partner - Riehlman Shafer & Shafer; Director - Marathon Boat Group, Inc.; Director and Secretary - P.E.A.C.E., Inc.; Trustee – Vermont Law School	1998	21,734

Charles H. Spaulding (57)	President and Director - George B. Bailey Agency, Inc.; Director - J.M. Murray Center, Inc.; Director and Treasurer - Cortland College Foundation; Director and Treasurer - Family Health Network	1993	1,034

NOMINEE FOR ELECTION (CLASS I)

John M. Endries (63)	President – Endries Wealth Management, LLC; Senior Vice President – Tucker Anthony Incorporated	2005	1,500

OTHER DIRECTORS**

Donald S. Ames (63)	President – Cortland Laundry, Inc.; Chairman – Cortland Line Company, Inc.; Director and Vice Chairman - Gutchess Lumber Company, Inc.; Director and Treasurer – J.M. Murray Center, Inc.	1986	81,917	2.2%

Margaret G. Ogden (60)	President and CEO - Central New York Community Foundation, Inc.	2001	1,456

Paul M. Solomon (62)	Partner – P.J. Equities, LLP; Former Partner – Exponential Business Development Company; Director – bc Restaurant LLC; Trustee – Millbrook School; Trustee – Onondaga Community College	2001	9,450

Mary Pat Adams (46)	Licensed Sales Agent - Don Kingsley Real Estate; Director - Oneida Valley Securities Corporation	2001	23,150	(3)

Peter M. Dunn (69)	Senior Partner - Dunn, Bruno & St. Leger, LLP; Director - Oneida Healthcare Foundation; Director - Oneida Valley Securities Corporation; Director - Oneida Healthcare Corporation	1968	74,943		2.0%

Samuel J. Lanzafame (55)	President – Datacom Systems, Inc.; Former President – S.J. Lanzafame LLC; Former Chairman – Traces, Inc.	1988	1,115

Jack H. Webb (53)	Chairman and Chief Executive Officer of Company; President and Chief Executive Officer of Bank; Trustee – Rosamond Gifford Foundation	2000	92,607	(4)	2.4%

EXECUTIVE OFFICERS

James W. Getman (57)	Executive Vice President and Senior Loan Officer, Credit Management and Administration		32,017	(4)

David P. Kershaw (57)	Treasurer and Chief Financial Officer of Company; Executive Vice President and Chief Financial Officer; Trustee - Community Memorial Hospital		34,238	(4)

John H. Watt, Jr. .(47)	Executive Vice President of Company; Executive Vice President, Commercial Banking Sales and Service and Trust and Investment Services; Chief Executive Officer of Alliance Leasing, Inc.; former Managing Director - JPMorgan Business Credit Corporation		9,632	(4)

Connie M. Whitton (54)	Senior Vice President, Banking Operations, IT/MIS, and Facilities		20,894	(4)

All Directors, Nominees and Executive Officers as a Group (15 persons):			417,707		11%

*	Year in which the Director was first elected or appointed to the Board of Directors of the Company, the Bank, or their respective predecessor entities.

**	Ms. Adams and Messrs. Dunn, Lanzafame and Webb are members of Class III whose terms expire in 2007. Messrs. Ames, Endries and Solomon and Ms. Ogden are members of Class I whose terms expire in 2008.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person beneficially owns shares of the Company’s common stock if he or she has or shares the power to vote or dispose of them or has a right to acquire beneficial ownership within 60 days of March 13, 2006. Except as otherwise indicated the named individual has sole voting and sole dispositive powers.

(2)	Except as indicated, each individual owns less than 1% of the Company’s outstanding common stock.

(3)	Includes 13,500 shares held in trusts of which Ms. Adams serves as co-trustee.

(4)
Includes 75,000, 23,491, 25,395 and 13,364 shares subject to presently exercisable stock options held by Messrs. Webb, Getman, Kershaw and Ms. Whitton, respectively. Also includes 11,500, 7,000, 5,500, 9,000 and 7,500 shares of restricted stock which may be voted but not disposed of held by Messrs. Webb, Getman, Kershaw, Watt and Ms. Whitton, respectively.

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

General

                The Company’s Board of Directors is comprised of a majority of independent directors. Specifically, the Board has determined that Directors Donald S. Ames, Donald H. Dew, John M. Endries, Samuel J. Lanzafame, Margaret G. Ogden, Paul M. Solomon and Charles H. Spaulding are each “independent” as defined by the NASDAQ Listing Standards.

                During 2005 there were 12 regularly scheduled meetings and 5 special meetings of the Company’s Board of Directors. All of the incumbent Directors of the Company attended at least 75% of the aggregate of all of the 2005 meetings of the Board of Directors and any committees of which the Director was a member. The Company encourages all Directors to attend each annual meeting of shareholders. All of the then incumbent Directors attended the Company’s last annual meeting of shareholders.

                The Company has a Governance Committee of the Board of Directors which makes recommendations to the Board regarding nominees to serve as Directors and Company and Bank Board committee membership. The Governance Committee met 10 times in 2005, and its current members are Directors Spaulding (Chair), Solomon and Dew, each of whom the Board has determined is “independent” as defined by the NASDAQ Listing Standards. The Company’s full Board of Directors nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees that are sent to the Secretary of the Company at the Company’s address. Section 202 of the Company’s Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company’s shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days immediately preceding the date of the meeting. The notice must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation and employment of each proposed nominee; (iii) the total number of shares of capital stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Company owned by the notifying shareholder; and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors, or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

                In considering candidates for the Board, the Governance Committee and the Board consider the entirety of each nominee’s credentials and do not have any specific minimum qualifications that must be met by a nominee. Factors considered include, but are not necessarily limited to, each nominee’s personal and professional integrity, business judgment, relevant experience, and anticipated effectiveness as a Director in conjunction with the full Board in collectively serving the long-term interests of the shareholders. In addition, prior to nominating an existing Director for re-election to the Board, the Committee and the Board consider and review, among other relevant factors, the existing Director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills and contributions that the Director brings to the Board.

                The Governance Committee has adopted a written charter setting forth its composition and responsibilities, a copy of which is available at the Company’s website at www.alliancebankna.com.

                The Company has a Compensation Committee, whose members are Donald H. Dew (Chair), Donald S. Ames and Samuel J. Lanzafame, and whose functions are described more fully on page 7. The Compensation Committee met 4 times in 2005.

                The Company has an Audit Committee, whose members are Samuel J. Lanzafame (Chair), Margaret G. Ogden, Paul M. Solomon and John M. Endries, and whose functions are described more fully on page 11. The Audit Committee met 7 times in 2005.

Communication with Directors

                Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If a shareholder desires to communicate with a specific Director, the correspondence should be addressed to that Director. The receipt of any such correspondence addressed to the Board of Directors and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific Director will be delivered to the Director promptly after receipt by the Company. The Director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

                Correspondence should be addressed to:

                                                                      Alliance Financial Corporation
                                                                      Board of Directors
                                                                      Attention: [Board of Directors or Specific Director]
                                                                      120 Madison Street, 18th Floor
                                                                      Syracuse, New York 13202

Board of Directors Fees

                Directors who are salaried employees of the Company are not compensated for their service on the Board. Each other Director receives an annual retainer fee of $7,500 for service on the Board, $600 for each Board meeting attended, and $400 for each committee meeting attended. Committee Chairmen receive an additional $100 for each committee meeting attended.

Deferred Compensation Plan

                The Company has a Deferred Compensation Plan which provides Directors with the option to defer receipt of all or a portion of their Directors’ fees. Amounts deferred under the Plan are credited to a reserve account and deemed to be invested in shares of the Company’s common stock based on the book value of the stock (as defined in the plan) as of the end of the year preceding the deferral. The reserve account is also credited quarterly with additional amounts equivalent to the number of shares which could be purchased at book value, as described above, with dividends paid on the stock. Upon the date a participating Director ceases to be a member of the Board, the reserve account value is determined based on the book value of the stock (as defined in the plan) as of the preceding year-end provided that in no event will the value of a Director’s reserve account be less than the amount actually deferred by the Director. The Director may elect to receive payment of his/her reserve account over 10 years or in a lump sum. During 2005, 16 current and former Directors participated in the Deferred Compensation Plan and deferred a total of $132,550 in Directors’ fees.

EXECUTIVE COMPENSATION

                The following table sets forth certain information concerning compensation paid by the Company of its Chief Executive Officer and to its four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Long-Term Compensation Awards		All Other Compensation ($)(3)

				Restricted Stock Awards ($)(2)	Stock Options(#)

Jack H. Webb	2005	320,000	61,800	95,250	0	90,609
Chairman and Chief	2004	309,000	60,000	82,625	0	116,158
Executive Officer	2003	300,000	51,500	110,005	0	65,791

David P. Kershaw	2005	157,000	30,500	47,625	0	33,420
Treasurer and	2004	152,500	29,500	66,100	0	33,375
Chief Financial Officer	2003	147,500	28,000	55,160	0	30,952

John H. Watt, Jr.	2005	155,000	119,047	63,500	0	13,052
Executive Vice	2004	150,000	91,000	66,100	0	0
President, Commercial	2003	34,615	0	86,370	0	0
Banking Sales and Service and Trust and Investment Services

James W. Getman	2005	141,000	27,400	47,625	0	10,805
Executive Vice	2004	137,000	26,400	66,100	0	10,779
President and Senior Loan Officer, Credit Management and Administration	2003	132,000	24,400	55,160	0	11,303

Connie M. Whitton	2005	138,500	22,000	47,625	0	10,600
Senior Vice President,	2004	110,000	21,200	66,100	0	7,955
Banking Operations, IT/MIS, and Facilities	2003	106,000	21,200	68,950	0	9,189

        (1)   Amounts noted in this column were paid under the Company’s Short Term Executive Incentive Compensation Plan described on page 11.

        (2)   Indicates dollar value of restricted stock awards based upon the market value of the Company’s common stock on the date of grant. As of December 31, 2005, Messrs. Webb, Kershaw, Watt, Getman and Ms. Whitton held restricted stock with then current market values of $288,810, $176,495, $224,630, $176,495 and $192,540, respectively on which they are entitled to receive dividends.

         (3)  Includes contributions to the Bank’s 401K Deferred Profit Sharing Plan for Messrs. Webb, Kershaw, Watt, Getman and Ms. Whitton. Also includes, for Messrs. Webb and Kershaw, 2005, 2004 and 2003 contributions to the excess benefit plans described on page 10 ($75,209, $99,958, and $51,791, respectively, for Mr. Webb and $13,710, $14,234, and $19,089, respectively, for Mr. Kershaw).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                There were no stock options granted to the named executive officers in 2005. The following table provides information for the named executive officers, with respect to stock options exercised in fiscal year 2005 and the number of stock options held at the end of fiscal year 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at 12/31/05 (#)		Value of Unexercised In-the- Money Options at 12/31/05 ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Jack H. Webb	0	0	75,000	0	959,250	0
David P. Kershaw	0	0	25,395	3,232	243,526	23,721
James W. Getman	0	0	23,491	3,030	222,172	22,242
John H. Watt	0	0	0	0	0	0
Connie M. Whitton	0	0	13,364	2,121	121,215	15,570

(1)	Based on the closing price of the Company’s common stock on December 31, 2005 of $32.09 per share.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

                The Compensation Committee is responsible for reviewing and approving the Company’s compensation and benefit programs, determining the compensation for the Chief Executive Officer, reviewing and approving the compensation structure for executive management, and approving broad-based compensation plans for the Company and its subsidiary entities. Additionally, the Committee regularly reviews the Company’s management resources, succession planning and development activities, as well as the performance of executive management. All members of the Compensation Committee meet the definition of independence as defined by applicable NASDAQ rules.

                The compensation of the Company’s Chief Executive Officer, Jack H. Webb, and that of executive management, is based upon performance versus individual objectives and overall corporate performance versus the Company’s business plan for the prior year.

                On an annual basis, the Compensation Committee establishes performance objectives on which Mr. Webb’s performance is measured. Financial metrics include: meeting established income thresholds, loan and deposit growth targets, non-interest income objectives and expense management goals. Additional non-financial metrics include: executive management succession planning, regulatory compliance and overall leadership skill.

                In 2004, the Company exceeded net profit thresholds in its business plan, balance sheet growth, and generally met the objectives set forth in its business plan.

                The Compensation Committee, with the input of all Board members, reviewed Mr. Webb’s performance and determined that he had met all his key objectives in 2004. Based on this review, Mr. Webb’s base salary for calendar year 2005 was increased 3.6% over 2004, based on the 2004 performance versus objectives. This increase was within the range of merit based percentages approved for the determination of increases for all employees.

                Based on the Compensation Committee’s evaluation of the Company’s 2004 performance, and Mr. Webb’s contribution to that performance, awards were granted under both the short-term and long-term incentive plans as described on page 11.

                Mr. Webb’s 2005 short-term incentive award equaled 20% of his 2004 base salary. Mr. Webb was awarded 3,000 shares of restricted stock in 2005, under the Company’s long-term incentive plan.

                Individual performance reviews, salary recommendations, awards under the short-term incentive plan, and awards of restricted stock under the long-term incentive plan for members of executive management are recommended by Mr. Webb and approved by the Compensation Committee.

Donald H. Dew (Chair)
Samuel J. Lanzafame
Donald S. Ames

Stock Performance Graph

                The following graph compares cumulative total returns (assuming reinvestment of dividends) for the five-year period ended December 31, 2005 on the Company’s common stock against: (i) the Standard & Poor’s Composite 500 Stock Index (S&P 500), (ii) the Russell 3000 Index, and (iii) the SNL NASDAQ Bank Index.

Alliance Financial Corporation

	Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Alliance Financial Corporation	100.00	138.94	162.50	196.67	193.25	208.98
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
Russell 3000	100.00	88.54	69.47	91.04	101.92	108.16
SNL NASDAQ Bank Index	100.00	108.85	111.95	144.51	165.62	160.57

Employment Agreements and Change of Control Arrangements

The Company’s employment agreement with Jack H. Webb provides that if (a) Mr. Webb’s employment is terminated by the Company for any reason other than cause, death or disability, or (b) he voluntarily resigns based upon a change in his authority, compensation, or the geographic location of his assignment, in either case in anticipation of or within two years following a change of control, the Company will (i) pay him a termination benefit equal to 2.99 times his average annual compensation for the five taxable years preceding the year in which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent, to which he is entitled under the agreement for a period of two years following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-

based compensation, including unexpired stock options, previously granted to him. The agreement is for a three-year term ending on July 31, 2006, provides for a base salary of at least $300,000 and renews automatically for a one-year period unless either party gives the other a notice of nonrenewal at least 60 days prior to the expiration date.

                The Company has change of control agreements with David P. Kershaw and James W. Getman which provide that if the executive’s employment is terminated by the Company for any reason other than cause within two years following a change of control, the Company will (i) pay him a termination benefit equal to two times his average annual compensation for the three full taxable years that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under the agreement for a period of two years following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him. The Company has a similar agreement with Connie M. Whitton, except that the termination benefit is one times her average annual compensation.

                The Company has an employment agreement with John H. Watt, Jr. which provides that in the event of a change in control the Company will (i) pay him a lump sum equal to two times his average annual compensation, and (ii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him. The agreement is for a three-year term ending on October 6, 2008, provides for a base salary of $155,000 and renews automatically for successive one-year terms unless either party gives the other notice of nonrenewal at least 60 days prior to the expiration date.

Retirement Savings

                The Bank maintains a 401(k) Deferred Profit Sharing Plan, in which an employee is eligible to participate upon attaining age 18 and completing 12 months of consecutive service in which the employee worked 1,000 or more hours. The Bank’s contribution to the Plan consists of (i) matching contributions with respect to salary deferred by participants, (ii) a mandatory contribution of 1% of each participant’s salary per year, and (iii) a discretionary contribution determined in part according to a formula based on years of service with the Bank. The Bank’s contributions to the Plan and predecessor plans in 2005 for Messrs. Webb, Kershaw, Watt, Getman and Ms. Whitton are set forth in Note (3) to the Summary Compensation Table on page 6.

Excess Benefit Plans

                The Company has a supplemental retirement agreement with Mr. Webb, pursuant to which he is entitled to an annual supplemental retirement benefit in the amount of 70% of the annualized salary paid to him during the 36 months prior to cessation of employment. This benefit is reduced by the benefit attributable to employer contributions under the Company’s 401K Deferred Profit Sharing Plan and earnings thereon, Mr. Webb’s Social Security benefit, and the benefits payable from any pension, profit sharing or similar plans in which he participated prior to joining the Company. Subject to acceleration and adjustment in certain events, this benefit is payable at age 65 in the form of a straight life annuity payable in monthly installments for life. The 2005 expense associated with this benefit is set forth in Note (3) to the Summary Compensation Table on page 6.

                Mr. Kershaw is covered by two separate arrangements with the Bank that will provide supplemental retirement income. Under the first arrangement, entered into in 1986, he is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. The second arrangement became effective as of October 1, 1989, following amendments made to Oneida Valley National Bank’s then-existing pension plan and 401K plan (which have since been terminated and replaced with the Alliance Bank, N.A. 401K Deferred Profit Sharing Plan). The effect of the 1989 arrangement was to provide Mr. Kershaw with benefits that he would otherwise have received under the

Oneida Valley National Bank pension and 401K plans but for these amendments. The 2005 expense associated with these benefits is set forth in Note (3) to the Summary Compensation Table on page 6.

Executive Incentive Compensation Plans

                The Bank maintains a Short Term Incentive Compensation Plan designed to include the Bank’s Chief Executive Officer, Executive Management, and those other employees who, in the opinion of the Compensation Committee, contribute significantly to the profitability of the Bank. Its purpose is to motivate, reward, and retain management and to focus perspective on short term goals and results. Under the terms of the Plan, at the beginning of each year the Bank’s Board of Directors establishes a target performance goal for the year. Annual cash awards for distribution to Plan participants may not exceed a percentage of the participant’s base salary which is established in the plan and is based on the participant’s management position. Amounts paid under the Plan to Messrs. Webb, Kershaw, Watt, Getman, and Ms. Whitton in 2005 are set forth in the Summary Compensation Table on page 6.

                The Company also maintains a shareholder-approved Long Term Incentive Compensation Plan which provides for the award of stock options and restricted stock to officers, Directors and key employees. The purpose of the Plan is to enable the Company to attract, retain and reward qualified personnel through long term performance incentives, and to more closely align their interests with those of the Company’s shareholders. Awards under the Plan to Messrs. Webb, Kershaw, Watt, Getman and Ms. Whitton in 2005 are set forth in the Summary Compensation Table on page 6.

AUDIT COMMITTEE REPORT

                In accordance with its written charter adopted by the Board of Directors, as amended, a copy of which is attached as Appendix A, and available on the Company’s website, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee supervises the internal audit activities of the Bank and supervises and directs the auditors of the Company and the Bank in order to ensure that the Company’s and Bank’s activities are being conducted in accordance with law and banking rules and regulations established by the Comptroller of the Currency and other regulatory and supervisory authorities, and in conformance with established policy.

                The Audit Committee is comprised of four directors, each of whom the Board has determined to be “independent” as defined by the Sarbanes-Oxley Act and the NASDAQ Listing Standards. The Board has determined that John M. Endries of the Audit Committee meets the definition of “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee receives directly or has access to extensive information from reviews and examinations by the Company’s internal auditor, independent auditor and the various banking regulatory agencies having jurisdiction over the Company and its subsidiaries.

                In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management the quality and adequacy of the Company’s internal controls. The Audit Committee discussed with the independent auditor any significant matters regarding internal control over financial reporting that came to their attention during the audit. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

                The Audit Committee discussed and reviewed, and discussed with the independent auditors, all communications required by generally accepted auditing standards, including those described in

Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

                The Audit Committee also reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005.

                Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Samuel J. Lanzafame (Chair)
Margaret G. Ogden
Paul M. Solomon
John M. Endries

INDEPENDENT PUBLIC ACCOUNTANTS

                The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the calendar years ended December 31, 2005 and 2004.

	2005	2004

Audit Fees	$217,500	$215,000
Audit Related Fees (1)	0	15,152
Tax Fees (2)	36,805	25,750
All Other Fees (3)	0	3,250

———————————————

(1)	Includes audits of the Company’s 401K Deferred Profit Sharing Plan and Federal Home Loan Bank collateral.

(2)	Includes preparation of Company and subsidiary tax returns, tax advice and tax planning.

(3)	Includes consulting services.

                The Audit Committee’s policy is to pre-approve the audit and permissible non-audit services performed by the Company’s independent auditor. Unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee, and any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. In accordance with its pre-approval policy, the Audit Committee pre-approved 100% of the total fees for 2005.

                The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006.

                A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, and will have an opportunity to make a statement and to respond to appropriate questions.

CERTAIN TRANSACTIONS

                The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with a number of Directors, officers and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank do not involve more than a normal risk of collectability or present other unfavorable features.

                The law firm of Riehlman Shafer and Shafer, of which Director Charles E. Shafer’s brother is sole owner, provided legal services to the Bank in 2005. For services rendered during 2005, the firm received $286,777.

                The law firm of Dunn, Bruno & St. Leger, LLP, of which Director Peter M. Dunn is Senior Partner, provided legal services to the Bank in 2005. For services rendered during 2005, the firm received $183,200.

                Pursuant to the terms of its written charter, the Audit Committee is responsible for reviewing and approving all related-party transactions involving the Company or the Bank. Consistent with this responsibility, the Committee has reviewed and approved the foregoing relationships as being consistent with the best interests of the Company and the Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Company common stock and to furnish the Company with copies of all these reports. Based solely on its review of the copies of the filings received by it and written representations by Directors and executive officers, the Company believes that all Section 16(a) filing requirements for the fiscal year ended December 31, 2005 were satisfied, except that the initial statement of ownership for Joseph M. Russo, who became an executive officer on May 24, 2005, was filed on September 22, 2005 and a report disclosing that Samuel J. Lanzafame received a gift of 254 shares from his spouse on July 27, 2005 was filed on March 15, 2006.

SUBMISSION OF PROPOSALS BY SHAREHOLDERS

                If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company’s 2007 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 2, 2006. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

OTHER MATTERS

                The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.

The Annual Report on Form 10-K of the Company, including financial statements for the year 2005, is being sent to shareholders with this Proxy Statement. The Annual Report is available on the Company’s web site, alliancebankna.com, and copies of it will be furnished to shareholders upon written request to Judy A. Schultz, Secretary, Alliance Financial Corporation, 120 Madison Street, 18th Floor, Syracuse, New York 13202.

By Order of the Board of Directors

/s/ Judy A. Schultz

Judy A. Schultz Secretary
Dated: March 24, 2006

APPENDIX A ALLIANCE FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER Audit Committee

Composition.

Annually, the Board of Directors shall designate an Audit Committee consisting of three or more independent directors, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall otherwise satisfy the applicable membership requirements under the rules of the NASDAQ, as such requirements are interpreted by the Board of Directors in its business judgment. No Audit Committee member shall receive any payment from the Corporation or any of its subsidiaries other than in his or her capacity as a member of the Board of Directors, the Audit Committee or any other Board committee. All Audit Committee members must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, at the time of their appointment.

Purpose.

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form l0-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from who it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

The purposes of the Audit Committee are to:

1.	Oversee the Corporation’s accounting and financial reporting principles and policies and internal accounting controls and procedures;

2.	Oversee the Corporation’s financial statements and the independent audit thereof;

3.	Select, oversee and, where deemed appropriate, replace the outside auditors; and

4.	Evaluate the independence of the outside auditors.

The Committee shall have direct access to the outside auditors, as well as to the Corporation’s internal auditor and all officers and employees of the Corporation. The Audit Committee has the authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

Responsibilities.

The Audit Committee shall be directly responsible for the following:

1.	Appointing (or replacing), determining funding for and overseeing the accounting firm to be the outside auditors of the Corporation and its subsidiaries.

2.	Approving, in advance, all audit services and permissible non-audit services to be performed by the outside auditors.

3.	Meeting with and conducting reviews with the outside auditors, the internal auditor, and the appropriate corporate officers.

4.	Considering the impact on the Corporation’s financial statements of any changes in accounting procedures and policies, and the adequacy of internal controls.

5.
Meeting with the outside auditors, the appropriate corporate officers and the Corporation’s internal auditor during each year to (a) review the outside auditors’ proposal on the scope of their audit and related fees and services and the scope of the respective audits of the internal auditor; (b) review the results of such audits; (c) review the form of opinion the outside auditors proposes to render to the Corporation; (d) review interim and annual financial reports and disclosures prior to release; (e) obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and (f) discuss with the Corporation’s General Counsel any significant legal matters that may have a material effect on the financial statements, the Corporation’s compliance policies, including material notices to or inquiries received from governmental agencies.

6.	Instructing the outside auditors that the outside auditors are accountable to the Audit Committee.

7.
Ensuring that the outside auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the outside auditors and the Corporation, and actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

8.	Considering the results of the outside auditors’ last peer review, litigation status, and disciplinary actions, if any.

9.
Advising the internal auditor that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s response to those reports.

10.	Being consulted, and its consent obtained, prior to the selection or termination of any internal auditor or ethics officer.

11.	Reviewing management’s assessment of financial risks.

12.	Authorizing special investigations and studies, which arise out of the Committee’s areas of responsibility.

13.	When necessary, engaging and determining funding for independent legal counsel and other advisors to the Committee.

14.	Reporting on the Committee’s activities on a regular basis to the Board of Directors.

15.	Annual assessment conducted by the Governance Committee with approval by the Board of Directors.

16.
Informing management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

17.
Considering any reports or communications (and management’s and/or the internal audit department’s responses to those reports or communications) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented.

18.	Preparing any report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

19.
Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal auditing controls or auditing matters and ensuring that such complaints are treated confidentially and anonymously.

20.
Reviewing any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

21.	Performing any other functions deemed appropriate by the Board of Directors.

22.	Reviewing this Charter at least annually and recommend any changes to the Board of Directors.

Meetings

The Audit Committee shall meet at least four times annually to discuss with management the annual audited financial statements and quarterly financial results. The Audit Committee should meet in separate executive sessions at least annually with each of management, the director of the internal auditing department, the outside auditors and the Company’s general counsel to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.